SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
Current Report
Pursuant To Section 13 Or 15(D) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 10, 2008
MRV COMMUNICATIONS, INC.
(Name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of Incorporation or organization)	001-11174 (Commission File No.)	06-1340090 (I.R.S. Employer Identification Number)

20415 Nordhoff Street Chatsworth, Ca (Address of principal executive offices)	91311 (Zip Code)
Registrant’s telephone number, including area code: (818) 773-0900
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
As previously announced and reported could occur in connection with the review of its stock option grant practices and expected restatement of historical financial statements, registrant has learned that on June 10, 2008, a stockholder derivative lawsuit related to registrant’s stock option practices was filed in the United States District Court for the Central District of California by the Warren Rubin Profit Sharing and Warren Rubin Pension Plan against registrant, its directors and certain of registrant’s present and former executive officers. The allegations of the complaint are based on facts disclosed in registrant’s press release of June 5, 2008, which was included as Exhibit 99.1 to registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on June 6, 2008. The complaint seeks to recover from the defendants unspecified compensatory and punitive damages, to require registrant to undertake reforms to corporate governance and internal control procedures, to impose a constructive trust over stock options and proceeds derived therefrom, to rescind improperly priced options and to recover costs of suit, including legal and other professional fees. Registrant is evaluating the lawsuit and will respond appropriately in due course following service of process.
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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 13, 2008	MRV COMMUNICATIONS, INC.
	By:	/s/ Noam Lotan
Noam Lotan
President and Chief Executive Officer

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